As filed with the Securities and Exchange Commission on December 3, 2002
                                                Registration  No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VITALSTATE, INC.
             (Exact name of registrant as specified in its charter)

     NEW  YORK                                                   13-3935933
     ---------                                                   -----------
(State  or  other  jurisdiction                              (IRS  Employer
of  incorporation  or  organization)                         Identification No.)

                               2191 HAMPTON AVENUE
                            MONTREAL, QUEBEC H4A 2K5
                                 (514) 369-4221
     (Address, Including Zip Code and Telephone Number, of Principal Executive
                                    Offices)

                EXECUTIVE EMPLOYMENT AGREEMENT WITH HEATHER BAKER
                            (Full Title of the Plan)

                                                        Copy to:

            JAMES KLEIN                         ADAM S. GOTTBETTER, ESQ.
           VITALSTATE, INC.                 KAPLAN GOTTBETTER & LEVENSON, LLP
         2191 HAMPTON AVENUE                       630 THIRD AVENUE
      MONTREAL, QUEBEC H4A 2K5                 NEW YORK, NEW YORK 10017
           (514) 286-0909                           (212) 983-6900

 (Name, Address and Telephone Number, including
        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed
                                       Maximum       Proposed
                         Amount To    Offering       Maximum        Amount of
Title of Securities         Be           Price      Aggregate     Registration
To Be Registered         Registered   Per Share   Offering Price       Fee
--------------------------------------------------------------------------------

Common Stock, par value
$.000333 per share         100,000       $.98       $98,000         $9.02 (1)

TOTAL:                     100,000       $.98       $98,000         $9.02 (1)
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on November 27, 2002.

REOFFER
PROSPECTUS

                                 100,000 Shares
                                  ____________

                                VITALSTATE, INC.
                                  ____________

                                  Common Stock
                               $.000333 Par Value
                                  ____________

     The shares of common stock offered hereby (the "Shares") are being sold by Heather Baker, a shareholder of Vitalstate, Inc. (the "Company", "we", or "us"). Ms. Baker is hereinafter referred to as the "Selling Shareholder". We will not receive any of the proceeds from the sale of the common stock. The common stock is traded in the over-the-counter market, as reported in the Over-The Counter Electronic Bulleting Board of the National Association of Securities Dealers ("OTCBB"). On November 25, 2002, the high ask and low bid prices of our common stock, as quoted on the OTCBB, were $1.00 and $.90 per share, respectively. The Selling Shareholder proposes to offer her Shares for sale in the over-the-counter market through customary brokerage channels at the then-current market price. See "Plan of Distribution".
                                  ____________

           THIS OFFERING INVOLVES CERTAIN RISKS.  SEE "RISK FACTORS".

                                  ____________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ____________

                The date of this Prospectus is December 3, 2002.

                                AVAILABLE INFORMATION
     We are subject to the information requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith we file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's Website at http://www.sec.gov. Reports and other information filed by us can also be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We hereby incorporate by reference in this Prospectus our annual report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, our quarterly reports on Forms 10-QSB for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, our Current Reports on Form 8-K and 8-K/A dated March 27, 2002, May 16, 2002, May 16, 2002 and March 27, 2002 filed on April 11, 2002, May 23, 2002, May 28, 2002 and June 10, 2002, respectively, and all other reports, if any, filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2001.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus many obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to James Klein, Vitalstate, Inc., 2191 Hampton Avenue, Montreal, Quebec H4A 2K5, (514) 369-4221.

                                TABLE OF CONTENTS

Available  Information. . . . . . . . . . . . . . . . . . . . .  . . .  . . .  3
Incorporation  of  Certain  Documents  by  Reference . . . . . . . . . . . . . 3
The  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 6
Risk  Factors. . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .  7
     1.  We Have No Operating History For You To Use To Evaluate Our Business. 8

     2.  We  Need  Additional  Financing  Which  May  Not  Be Available And, If
         Available,  Might  Only Be Available On Unfavorable Terms.. .. . . .  8

     3. We Have A History Of Losses And An Accumulated Deficit And Expect To Continue To Incur Losses Until We Establish Profitable Business Operations. This Could Drive The Price Of Our Stock Down.. . 8

     4. We Received An Opinion From Our Auditor As Of January 15, 2002 Which Raises Doubts About Our Ability To Continue As A Going Concern.. 8

     5. We Have Yet To Achieve Sales Of Any Of Our Products. If We Do Not Achieve Market Acceptance For Our Products, Our Anticipated Future
          Growth  And  Profitability  Will  Suffer. . . . . . . . . . . . . .  9

     6.   Sales Of Shares Eligible For Future Sale Could Depress The Market
          Price  For  Our  Common  Stock. . . . . . . . .  . . . . .  . . . .  9

     7. Our Present Shareholders Will Continue To Control Us After This Offering And Their Interests May Be Different From And Conflict With
          Yours.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

     8. Although We Have Completed Development And Testing Of Our Initial Products, There Can Be No Assurance That Such Products Will Perform In
          The  Manner  We  Expect  Them  To.  . . . . . . . . . . . . . . . . 10

     9. Since We Will Manufacture Our Products In Canada And Sell Them In The United States, Canada and Elsewhere, Our Business Will Be Affected By
          Currency  Exchange  Rates  And  Other  Factors.  . . . . . . . . .  10

     10. We Have Yet To Obtain Any Of The Patents For Which We Have Applied. This May Restrict Our Ability To Adequately Protect Our Technology. 10

     11. There Is A Limited Public Market For Our Common Stock. Unless Such Market Is Expanded You May Have Difficulty Selling Shares Of Our
          Common  Stock.. . . . . . . . . . . . . . . . . . . . . . . . . .   11

     12. The Penny Stock Rules Apply To Our Common Stock. This May Make It More Difficult For Holders Of Our Common Stock To Resell Their Shares. 11

     13. Our Future Success Is Dependent On The Performance And Continued Service Of Our Key Employees And Our Ability To Attract And Retain
          Skilled  Personnel.. . . . . . . . . . . . . . . . . . . . . . . . .12

     14. Our Ability To Deliver Our Products On A Timely And Competitive Basis Is Dependent On Our Arrangements With Our Subcontractors.. . 13

Our Competitors Have Greater Financial And Human Resources Than We
     Do. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..13

     16.  We Do Not Intend  To  Pay  Dividends On Our Common Stock For The
          Foreseeable  Future.  . . . . . . . . . . . . . . . . . . . . . . . 13

Selling  Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 13

Plan  of  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Interest  of  Named  Experts  and  Counsel. . . . . . . . . . . . . . . . . . 15

Indemnification. . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . 15

                                    THE COMPANY

     Vitalstate, Inc., a New York corporation (the "Company", "we" or "us") was formed on August 13, 1996 under the name Harmony Trading Corp. ("Harmony"). We remained inactive until December 1998, when we became a direct seller for the Doncaster division of Tanner Companies. Doncaster is the manufacturer of women's apparel and accessories. Direct selling is the sale of a consumer product or service in a face-to-face manner away from a fixed retail location. Harmony, through its independent contractors, marketed the Doncaster line through fashion shows and private appointments. On April 5, 2002 we reached agreement with our independent contractors to discontinue our activities as a direct seller of the Doncaster clothing line.

     On March 27, 2002 we entered into a Reorganization Agreement (the "Reorganization Agreement") with Group Intercapital Inc., a Canadian corporation and our principal shareholder ("GIC"); Nuvo Way Inc., a Canadian corporation ("Nuvo"); Heather Baker; and the shareholders of Nuvo (the "Nuvo Shareholders"). The Reorganization Agreement principally involved our acquisition of all of Nuvo's issued and outstanding capital stock, making Nuvo a wholly owned subsidiary of ours, in exchange for 5,000,000 shares of our restricted common stock (the "Harmony Common Stock") and the cancellation by GIC of 2,980,000 shares of our common stock owned by it. 1,666,666 shares of the Harmony Common Stock were delivered to the Nuvo Shareholders on April 3, 2002 (the "Closing Date"), the Closing Date under the Reorganization Agreement. 1,666,667 shares of the Harmony Common Stock are to be issued to the Nuvo Shareholders on each of the first and second anniversaries of the Closing Date. On the Closing Date, the Nuvo Shareholders also received an aggregate of 3,333,334 shares of our Series A Preferred Stock. The Series A Preferred Stock is pari passu with our common stock with respect to voting, dividend and liquidation rights and is automatically redeemable in direct proportion to, and at the time of issuance of, the Harmony Common Stock to be issued on the first and second anniversaries of the Closing Date.

     Pursuant to the Reorganization Agreement, we subsequently changed our name to Vitalstate, Inc. and changed the name of our operating subsidiary, Nuvo Way, Inc. to Vitalstate Canada Limited. For accounting purposes, Vitalstate Canada Ltd. was deemed the acquiror as reflected in our financial statements for periods subsequent to the Closing Date.

     Vitalstate Canada Ltd. was incorporated in Canada on April 18, 2001, pursuant to the Canada Business Corporations Act. We are based in Montreal, Canada and through Vitalstate Canada Ltd. are engaged in the development and production of nutritional supplements, which are our first commercial products. We have identified opportunities to de-commoditize nutritional supplements and render therapeutic ingredients more accessible. In addition, we have developed proprietary, patent-pending technology that allows active ingredients to be more easily and effectively used, mixed and absorbed. Although there can be no assurance that the patents will ever be issued, our management feels the likelihood of issuance is probable due to the positive test results achieved in clinical studies.

     We are considered a development stage company. We have not achieved any revenues or product sales to date in our present business. Production of out first commercial products which are nutritional supplements is expected to occur in or about January 2003. We expect to start selling our products during in or about March 2003 on a limited basis. In connection therewith, we are presently preparing marketing and sales materials, and packaging and advertising programs. Additionally, systems are being put in place for the purpose of allowing us to successfully process orders as they arrive. No assurance can be given that we will be able to sell, market and license our products in the manner we expect or that we will achieve sufficient revenues to cover our operating costs and complete the development of all of our proposed products.

     We have principally funded our operations to date through private placements of our securities. It is our intention to raise additional funds during the next twelve months through additional private placements or through institutional funding.

     We intend to continue our investment in research and development over the next twelve months, and plan to develop products in the following categories:

     *  Sports  supplements
     *  Energy  bars  and  drinks
     *  Weight  management  products
     *  Vitamins  and  minerals
Pharmaceutical  products

Research and development is expected to continue to constitute a major portion of our activities during the next twelve months. As we expand our technology to new products, additional work will be required to insure that our products perform as intended.

     We presently have no plans regarding purchases of plant or significant equipment.

     We currently employ 12 people. Subject to our rate of growth, we expect to hire approximately 3 additional employees within the next 3 months and an additional 3 to 10 employees during the following 12 month period.

                                    RISK FACTORS

     Our liquidity, capital resources, and results of operations indicate that an investment in us remains speculative, involves a high degree of risk, and should not be made by persons who cannot afford the loss of their entire
investment.   Prospective  investors  should  carefully  consider  all  of  the information contained in this Prospectus before deciding whether to purchase our securities, and, in particular, the factors set forth below.

     Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" "or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

1.  WE HAVE NO OPERATING  HISTORY  FOR  YOU  TO  USE  TO EVALUATE OUR BUSINESS.

     Since we are in the development stage and have achieved no operating revenues to date, we cannot predict with any certainty the future success or failure of our business. Our business is subject to all of the risks inherent in the establishment of new businesses and there is no assurance that we will generate net income or successfully expand our operations in the future.
Moreover, as a new enterprise, we are likely to remain subject to risks and occurrences which our management is unable to predict with any degree of certainty, and for which we are unable to fully prepare. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which we will operate. Because of our very limited business history, there is little evidence for investors to analyze in order to make an informed judgment as to the merits of an investment in us. Any such investment should therefore be considered a high risk investment in an unseasoned start-up company with the possibility of the loss of the entire investment.

2. WE NEED ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE AND, IF AVAILABLE, MIGHT ONLY BE AVAILABLE ON UNFAVORABLE TERMS.

     We have principally funded our operations to date through sales of our equity securities and loans from affiliated persons. We expect to raise funds in the future through sales of our debt or equity securities and through loans until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability.

3. WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT AND EXPECT TO CONTINUE TO INCUR LOSSES UNTIL WE ESTABLISH PROFITABLE BUSINESS OPERATIONS. THIS COULD DRIVE THE PRICE OF OUR STOCK DOWN.

     We have not achieved any operating revenues to date and have experienced operating losses since the formation of Vitalstate Canada Ltd on April 18, 2001. As at September 30, 2002, we had an accumulated deficit in the aggregate approximate amount of $1,343,756. We expect to incur additional operating losses for the foreseeable future unless and until we are able to establish profitable business operations. If we fail to do so and continue to incur losses the price of our common stock can be expected to fall.

4. WE RECEIVED AN OPINION FROM OUR AUDITOR AS OF JANUARY 15, 2002 WHICH RAISES DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     The independent auditors' report of Richter Usher and Vineberg, Chartered Accountants, dated January 15, 2002 on our financial statements for the period from April 18, 2001 (inception) to December 31, 2001 contains an explanatory paragraph respecting our ability to continue as a going concern. We will require additional funds in the future, and there can be no assurance that any independent auditors' report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may materially adversely affect our relationship with prospective customers and suppliers, and therefore could have a material adverse effect on our business, financial condition and results of operations.

5. WE HAVE YET TO ACHIEVE SALES OF ANY OF OUR PRODUCTS. IF WE DO NOT ACHIEVE MARKET ACCEPTANCE FOR OUR PRODUCTS, OUR ANTICIPATED FUTURE GROWTH AND PROFITABILITY WILL SUFFER.

     We have not achieved any product sales to date in our present business. We expect to start selling our first commercial products, which are nutritional supplements, in or about March 2003. Although we believe our nutritional supplements to be commercially viable products, no assurance can be given as to our ability to successfully market our products and achieve market acceptance. To the extent we are unable to do so, our financial results will suffer.

6. SALES OF SHARES ELIGIBLE FOR FUTURE SALE COULD DEPRESS THE MARKET PRICE FOR OUR COMMON STOCK.

     We presently have issued and outstanding 8,429,793 shares of our common stock, 3,333,334 shares of our Series A Preferred Stock, 1,667,667 of which are scheduled to be redeemed and replaced with a like number of restricted shares of our common stock, on each of April 3, 2003 and April 3, 2004, options to purchase 125,000 shares of our common stock at an exercise price of $.37 per share and options to purchase 2,085,000 shares of our common stock at an exercise price of $.69 per share. The shares underlying the 125,000 options have been registered and may be sold upon issuance. With the exception of the 1,666,666 restricted shares of common stock which were issued pursuant to the March 27, 2002 Reorganization Agreement, most of the issued and outstanding shares of common stock are eligible to be sold at any time. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

7.   OUR  PRESENT  SHAREHOLDERS  WILL CONTINUE TO CONTROL US AFTER THIS OFFERING
     AND  THEIR  INTERESTS  MAY  BE  DIFFERENT  FROM  AND  CONFLICT  WITH YOURS.

     The interests of our management, principal shareholders, and the former shareholders of Vitalstate Canada Ltd. could conflict with the interests of our other stockholders. After this offering, our officers, directors, principal shareholders, and former shareholders of Vitalstate Canada Ltd. will beneficially own, directly or through members of their immediate families, a majority of our outstanding voting stock. Accordingly, if they act together, they will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our shareholders is required. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders. As a result, if you purchase shares of our common stock in this offering, you may have no effective voice in our management.

8. ALTHOUGH WE HAVE COMPLETED DEVELOPMENT AND TESTING OF OUR INITIAL PRODUCTS, THERE CAN BE NO ASSURANCE THAT SUCH PRODUCTS WILL PERFORM IN THE MANNER WE EXPECT THEM TO.

     We have completed initial development of our nutritional supplement products. Our success will depend in large part upon our meeting targeted performance and cost objectives and the timely introduction of such products and other products we may develop in the future into the marketplace. Such an outcome will be subject to the risks inherent in the development of a new product, technology, and, business, including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding to complete development. There can be no assurance that under commercial usage conditions, our nutritional supplements and other products we may develop in the future will satisfactorily perform the functions for which they have been designed, that they will meet applicable price or performance objectives, or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in establishing our business at a profitable level. There can be no assurance that, despite testing by the Company, problems will not be encountered by us after the commencement of commercial manufacture and sale, resulting in loss or delay in market acceptance.

9.   SINCE  WE  WILL  MANUFACTURE  OUR  PRODUCTS  IN CANADA AND SELL THEM IN THE
     UNITED STATES, CANADA AND ELSEWHERE, OUR BUSINESS WILL BE AFFECTED BY CURRENCY EXCHANGE RATES AND OTHER FACTORS.

     We intend to produce and market our products in Canada. This will make us subject to various risks associated with international operations. These include changes in currency exchange rates, which will affect any payments to or by us which are made or valued in Canadian dollars. If and when we begin selling our Canadian-manufactured products in the United States and elsewhere, we may also be affected by changes in tariff rates and possible instability of the political climate or economic environment outside of the United States. This could have an adverse effect on our revenues or asset values in terms of the U.S. dollar. To a lesser extent social, political and economic conditions in Canada or the United States could cause changes in U.S. or Canadian laws and regulations relating to foreign investment and trade.

10. WE HAVE YET TO OBTAIN ANY OF THE PATENTS FOR WHICH WE HAVE APPLIED. THIS MAY RESTRICT OUR ABILITY TO ADEQUATELY PROTECT OUR TECHNOLOGY.

     The success of our proposed business depends in part upon our ability to protect our proprietary technology. We have filed four U.S. patent applications relating to various types of product delivery systems. While we expect the patents to be granted, we are unable to give any assurance that this will in fact be the case. We also rely on trade secrets, proprietary know-how and technological innovation. There can be no assurance given that the steps taken by us to deter misappropriation or third party development of our technology and processes will be adequate, that others will not independently develop similar technology and processes or that secrecy will not be breached. In addition, although we believe that our technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that our technology does not and will not so infringe or that third parties will not assert infringement claims against us. Moreover, there can be no assurance that we will have the resources to defend our patents by bringing patent infringement or other proprietary rights actions.

11. THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. UNLESS SUCH MARKET IS EXPANDED YOU MAY HAVE DIFFICULTY SELLING SHARES OF OUR COMMON STOCK.

     To date there has been only a limited and sporadic public market for our common stock. There can be no assurance that an active and more reliable public market will develop in the future or, if developed, that such market will be sustained. Purchasers of shares of our common stock may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in us should they desire to do so. Our common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. As at the date hereof, we are not eligible for inclusion in NASDAQ or for listing on any national stock exchange. At the present time, we are unable to state when, if ever, we will meet the Nasdaq application standards. Unless we are able to increase our net worth and market valuation substantially, we will never be able to meet the eligibility requirements of NASDAQ. Moreover, even if we meet the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance that approval will be received or, if received, that we will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If we are unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where our common stock is currently quoted or in the "pink sheets". This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for our common stock than would be the case if our common stock were quoted on the Nasdaq Small Cap Market. Irrespective of whether or not our common stock is included in the Nasdaq SmallCap system, there can be no assurance that the public market for our common stock will become more active or liquid in the future.

     Market transactions in our common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 12. These rules could make it difficult to trade our common stock because compliance with them can delay or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of our common stock.

12. THE PENNY STOCK RULES APPLY TO OUR COMMON STOCK. THIS MAY MAKE IT MORE DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

     As discussed above, at the present time, our common stock is not listed on The Nasdaq SmallCap Stock Market or on any stock exchange. Although dealer prices for our common stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on July 3, 2000.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less that $5.00 per share and is not listed on the Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholder to utilize the services of broker-dealers who are members of the NASD. The current market price of our common stock is substantially less that $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of substantially less than $5. Accordingly, any broker-dealer sales of our shares will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our common stock to sell their shares in the secondary market, if such a market should ever develop.

     The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with such Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

13. OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR KEY EMPLOYEES AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL.

     We believe that our success depends to a significant extent on the efforts and abilities of certain of our management personnel, in particular those of Heather Baker, our Chairman of the Board of Directors, President and Chief Executive Officer; James Klein, our Secretary, Treasurer and Chief Financial Officer, and Jonathan Farber, our Chief Scientist. The loss of any of these persons could have a material adverse effect on our business, prospects, operating results, and financial condition. We do not presently have key man life insurance policies and do not intend to obtain any unless required to do so under future financing arrangements. There can be no assurance that such policies will be available to us on commercially reasonable terms, if at all. Additionally, our ability to realize our business plan could be jeopardized if any members of our senior management become incapable of fulfilling their obligations to us and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, we will be able to locate and retain a capable successor to any member of management.

14. OUR ABILITY TO DELIVER OUR PRODUCTS ON A TIMELY AND COMPETITIVE BASIS IS DEPENDENT ON OUR ARRANGEMENTS WITH OUR SUBCONTRACTORS.

     We intend to begin manufacturing our initial products, which are nutritional supplements, on a commercial basis in or about January 2003. In connection therewith, we will be dependent on arrangements with subcontractors. We will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all scheduled delivery dates. We believe that all of our subcontractors have or will have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to us to meet all scheduled delivery dates. However, no assurance can be given that this will in fact be the case and failure on the part of our subcontractors in these regards would adversely affect our ability to manufacture and deliver such products on a timely and competitive basis. In such event we would have to replace or supplement our present subcontractors. There can be no assurance that should it be necessary to do so, we would be able to find capable replacements for our subcontractors on a timely basis and on terms beneficial to us, if at all. Our inability to do so would have a material adverse effect on our business.

15.  OUR  COMPETITORS  HAVE  GREATER  FINANCIAL  AND HUMAN RESOURCES THAN WE DO.

     Although we believe that our nutritional supplements are commercially viable and have distinct advantages over existing nutritional supplements, we will face competition from manufacturers of similar products, virtually all of whom will be larger than us and will have substantially more assets and resources than us. We intend to meet such competition by developing technological innovations that will make our nutritional supplements more efficient and easier to use than other nutritional supplements, although no assurance can be given that this will prove to be the case.

16. WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK FOR THE FORESEEABLE FUTURE.

     We have not paid any cash dividends, nor do we contemplate or anticipate paying any dividends upon our common stock in the foreseeable future.

                                 SELLING SHAREHOLDER

     All of the shares of common stock (the "Shares") being offered hereunder by the Selling Shareholder are being acquired by her pursuant to the terms of her employment agreement dated as of June 1, 2002 (the "Baker Employment Agreement"). The Baker Employment Agreement is an individually negotiated written compensation agreement pursuant to which the Selling Shareholder renders bona fide services not in connection with the offer or sale of securities in a capital raising transaction. Such agreement constitutes an Employee Benefit Plan, as defined in Rule 405 of the Securities Act of 1933. The Baker Employment Agreement may sometimes be referred to hereinafter as the "Plan".

The table which follows identifies: (i) the Selling Shareholder ; (ii) the Plan pursuant to which the Shares being offered hereby have been acquired; (iii) the nature of all positions, offices or other material relationships which the Selling Shareholder has had with us within the past three years; (iv) the number of shares of common stock owned by the Selling Shareholder prior to the offering; (v) the number of shares of common stock to be offered for the account of the Selling Shareholder; (vi) the number of shares of common stock to be owned by the Selling Shareholder after the completion of the offering, and (vii) the percentage of our common stock to be owned by the Selling Shareholder after completion of the offering.

                                                                                                Percentage of
                                                                     Number of                 Common Stock
                     Compensation                                  Shares Owned   Number of     Owned After
Selling                Agreement               Positions With        Prior to      Shares      Completion of
Shareholder         (Name of Plan)                Company           Offering       Offered      Offering (3)
----------------    ------------------------   -----------------   -------------  ------------ --------------
Heather Baker       Executive Agreement        CEO, President,     308,334 (1)    100,000 (2)    3.7%
                    dated as of June 1, 2002    Director





-----------------------

(1) Includes 308, 334 shares owned by 3073815 Canada Inc., a corporation owned by Ms. Baker. Excludes (i) 616,666 shares of our Series A Preferred Stock owned by 3073815 Canada Inc., (ii) 25,000 options owned by Ms. Baker, each exercisable for the purchase of one share of our common stock at a price of $.37 per share, (iii) 300,000 options owned by Mr. Baker, each exercisable for the purchase of one share of our common stock at a price of $.69 per share, (iv) 150,000 units issuable to 3073815 Canada Inc., each unit consisting of one share of common stock and one common stock purchase warrant, each exercisable for the purchase of one share of common stock at a price of $.50 per share, and (v) the 100,000 shares to be issued pursuant to the Baker Executive Agreement.

(2) These shares will be issued following the filing of the Registration Statement.

(3) Based upon 8,429,793 common shares issued and outstanding on November 12, 2002. Excludes (i) an aggregate of 2,210,000 shares of common stock issuable upon the exercise of outstanding options, (ii) the 100,000 shares to be issued pursuant to the Baker Executive Agreement and (iii) 1,800,000 units issuable in connection with a private placement offering completed in October 2002, each unit consisting of 1 share of common stock and 1 common stock purchase warrant.
                                 PLAN OF DISTRIBUTION

     The Selling Shareholder may sell all or part of the Shares, from time to time, in the over-the-counter market, or in such other public market for the Company's common stock as may develop, at market prices then pertaining. In connection therewith the Selling Shareholder may utilize the services of broker-dealers, none of whom will act as underwriters with respect to sales of the Shares. The names of any such broker-dealers, who have not yet been identified, will be set forth in a supplement to this Reoffer Prospectus, to the extent required.

                        INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock registered in this registration statement has been passed upon for us by Kaplan Gottbetter & Levenson, LLP, ("KGL") whose opinion is attached hereto as Exhibit 5. One or more partners in KGL own shares of our common stock.

                                   INDEMNIFICATION

     Sections 722 and 723 of the New York Business Corporation Law grant us the power to indemnify our officers and directors as follows: (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful. (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation, except that no indemnification under this paragraph shall be made 4 in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation. Payment of indemnification other than by court award is as follows: (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section. (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case: (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or, (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs: (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections. (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer 5 to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

     Our Certificate of Incorporation provides as follows: "SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law."

     "SEVENTH: The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution or shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation."

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Registrant  will  provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Vitalstate, Inc., 2191 Hampton Avenue, Montreal, Quebec H4A 2K5, (514) 369-4221.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.
     a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c) The description of the common stock, $.000333 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-SB, as amended.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  See  Item  3(c)  above

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     The validity of the shares of common stock registered in this registration statement has been passed upon for the Registrant by Kaplan Gottbetter & Levenson, LLP, ("KGL") whose opinion is attached hereto as Exhibit 5. One or more partners in KGL own shares of our common stock.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Sections 722 and 723 of the New York Business Corporation Law grant us the power to indemnify our officers and directors as follows: (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful. (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation, except that no indemnification under this paragraph shall be made 4 in respect of (1) a threatened action, or a pending action which is

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settled  or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation. Payment of indemnification other than by court award is as follows: (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section. (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case: (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or, (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs: (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections. (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer 5 to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

     Our Certificate of Incorporation provides as follows: "SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law."

     "SEVENTH: The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution or shareholders,

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resolution  of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation."

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS

Exhibits  No.     Description
-------------     -----------

4 Executive Employment Agreement dated as of June 1, 2002 between Registrant and Heather Baker

5                 Opinion  of  Counsel, Kaplan Gottbetter & Levenson, LLP.

23.1              Consent  of  Counsel  (included  in  Exhibit  5  hereto).

23.2              Consent  of  Thomas  P.  Monahan,  CPA.

ITEM  9.     UNDERTAKINGS

The  Registrant  hereby  undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the

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     offering  of  such securities at the time shall be deemed to be the initial bona  fide  offering  thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of any employee benefits plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Quebec on the 29th day of November, 2002.


                                             VITALSTATE,  INC.


                                             By: /s/Heather  Baker
                                                 -------------------------------
                                                 Heather  Baker,  President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

SIGNATURE                TITLE                                 DATE
---------                -----                                 ----

/s/ Heather  Baker       President, Chief Executive            November 29, 2002
-----------------------  Officer  and  Chairman
Heather  Baker           of  the  Board

/s/James  Klein          Treasurer, Secretary, Chief Financial November 29, 2002
-----------------------  and Accounting Officer and Director
James  Klein


/s/Jonathan  Farber      Director                              November 29, 2002
-----------------------
Jonathan  Farber

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